As filed with the Securities and Exchange Commission on May 22, 2015

Registration No. 333 -203528

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

Form S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

 ________________________

China Automotive Systems, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0885775 (I.R.S. Employer Identification Number)

________________________

No. 1 Henglong Road, Yu Qiao Development Zone

Shashi District, Jing Zhou City

Hubei Province People’s Republic of China

(86) 716- 412- 7901

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

________________________

Jie Li

Chief Financial Officer

China Automotive Systems, Inc.

No. 1 Henglong Road, Yu Qiao Development Zone

Shashi District, Jing Zhou City

Hubei Province People’s Republic of China

(86) 27- 8757- 0027

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

________________________

Copies to:

David A. Sakowitz, Esq. Winston & Strawn LLP 200 Park Avenue New York, NY 10166 Tel. No.: (212) 294 6700 Fax No.: (212) 294 4700	Simon Luk, Esq. Winston & Strawn 42nd Floor Bank of China Tower 1 Garden Road Central, Hong Kong Tel. No.: (852) 2292 2000 Fax No.: (852) 2292 2200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

________________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(3)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)(4)	Amount of Registration Fee
Primary Offering
Common Stock, par value $0.0001 per share
Preferred Stock, par value $0.0001 per share
Debt Securities
Warrants
Rights
Units
Total Primary Offering			$150,000,000(2)	$17,430(2)
Secondary Offering
Common Stock, par value $0.0001 per share	5,000,000 shares	$10.00(5)	$50,000,000(5)	$5,810(5)
Total			$200,000,000	$23,240(6)

(1)	The proposed maximum aggregate offering price for each class of securities offered by the registrant in the primary offering will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities.

(2)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(4)	Pursuant to General Instruction I.B.6 of Form S-3, as long as the aggregate market value of our common stock held by non-affiliates remains below $75 million, we will not, during any 12-month period, sell common stock under this prospectus in a public primary offering with a value exceeding one-third of the aggregate market value of our common stock held by non-affiliates. The aggregate market value of our outstanding common equity held by non-affiliates on May 18, 2015 was approximately $62.55 million based on 32,121,019 shares of common stock outstanding, of which 7,999,029 shares were held by non-affiliates, and a closing sale price on such date of $7.82 per share. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the period of 12 calendar months that ends on and includes the date hereof.

(5)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

(6)	The registration fee was previously paid in connection with the initial filing of this Registration Statement on April 17, 2015.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling shareholders may not sell these securities until the registration statement relating to these securities filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 22, 2015

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

by

CHINA AUTOMOTIVE SYSTEMS, INC.

and

5,000,000 Shares of

Common Stock

by Selling Shareholders

We may offer from time to time shares of our common stock, preferred stock, debt securities, warrants, rights and units that include any of these securities. We will offer securities in amounts, at prices and on terms to be determined at the time of the offering. The aggregate initial offering price of the securities that we may offer under this prospectus will not exceed $150,000,000 (the “Company Offering”).

The selling shareholders who are identified on page 12 of this prospectus are offering up to 5,000,000 shares of our common stock (the “Shares”) for resale (by themselves or their pledges, donees, assigns, transferees or other successors in interest) (the “Selling Shareholder Offering”).

This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering.  Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

We are registering the securities under the Company Offering and the securities under the Selling Shareholder Offering. These securities are being registered to permit the offering and sale of these securities from time to time in the public market or otherwise, in amounts, at prices and on terms determined at the time of offering. We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. The selling shareholders may sell their common stock under the Selling Shareholder Offering through ordinary brokerage transactions or through any other means described in the section entitled “Plan of Distribution.” We will receive proceeds from the Company Offering. However, we will not receive any proceeds from the Selling Shareholder Offering. See “Use of Proceeds.”

Our common stock is listed on the NASDAQ Capital Market under the symbol “CAAS.” On May 18, 2015, the last reported sale price of our common stock was $7.82 per share. With respect to the Company Offering, pursuant to General Instruction I.B.6 of Form S-3, as long as the aggregate market value of our common stock held by non-affiliates remains below $75 million, we will not, during any 12-month period, sell common stock pursuant to the Company Offering under this prospectus in a public primary offering with a value exceeding one-third of the aggregate market value of our common stock held by non-affiliates.  The aggregate market value of our outstanding common equity held by non-affiliates on May 18, 2015 was approximately $62.55 million based on 32,121,019 shares of common stock outstanding, of which 7,999,029 shares were held by non-affiliates, and a closing sale price on such date of $7.82 per share.  As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the period of 12 calendar months that ends on and includes the date hereof.

Investing in our securities involves a high degree of risk.
Please see “Risk Factors” beginning on page 5, and in any applicable prospectus supplement and under similar sections in the documents we incorporate by reference into this prospectus.

_________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

_________________________

The date of this prospectus is               , 2015.

TABLE OF CONTENTS

Prospectus Summary	3

Risk Factors	5

Ratio of Earnings to Fixed Charges	5

Cautionary Statement Regarding Forward-Looking Statements	5

Use of Proceeds	6

Description of Common Stock	6

Description of Preferred Stock	7

Description of Debt Securities	8

Description of Warrants	9

Description of Rights	11

Description of Units	12

Selling Shareholders	12

Plan of Distribution	13

Legal Matters	16

Experts	16

Where You Can Find More Information	16

Documents Incorporated by Reference	17

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You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement.  We have not authorized anyone else to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any state where the offer or sale is not permitted.  You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents.  Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration, or continuous offering, process.  Under this shelf registration process, we may, from time to time, offer and sell the securities described in this prospectus in one or more offerings up to a maximum aggregate offering price of $150,000,000. The selling shareholders identified in this prospectus are offering up to 5,000,000 shares of our common stock for resale.

This prospectus provides you with a general description of the manner in which our securities may be offered by this prospectus.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities.  Any prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus.  Any prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. federal income tax consequences and any risk factors or other special considerations applicable to those securities. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.  The registration statement we filed with the Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus.  You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” before making your investment decision.

Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our,” the “Company” and “CAAS” refer to China Automotive Systems, Inc. Additionally, unless we indicate otherwise, references in this prospectus to:

●	“China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

●	“RMB” and “Renminbi” are to the legal currency of China; and

●	“$,” “US$” and “U.S. dollars” are to the legal currency of the United States.

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Prospectus Summary

This summary highlights selected information appearing elsewhere in, or incorporated by reference in, this prospectus. While this summary highlights important information about us, you should carefully read this prospectus (including the documents incorporated by reference into this prospectus) and the registration statement of which this prospectus is a part in their entirety before investing in our securities, especially the risks of investing in our securities which we discuss later in “Risk Factors.”

ABOUT CHINA AUTOMOTIVE SYSTEMS, INC.

China Automotive Systems, Inc. was incorporated in the State of Delaware on June 29, 1999. Through its subsidiary, Great Genesis Holdings Limited (“Genesis”), a corporation organized under the laws of the Hong Kong Special Administrative Region, China, it owns interests in nine Sino-joint ventures and three wholly-owned subsidiaries in the People’s Republic of China which manufacture power steering systems and/or related products for different segments of the automobile industry. Genesis also owns interests in a Brazil-based trading company, which engages mainly in the import and sales of automotive parts in Brazil.

Henglong USA Corporation, which was incorporated on January 8, 2007 in Troy, Michigan, is a wholly-owned subsidiary of the Company, and mainly engages in marketing of automotive parts in North America, and provides after sales service and research and development support accordingly.

Our principal executive offices are located at No. 1 Henglong Road, Yu Qiao Development Zone, Shashi District, Jing Zhou City, Hubei Province, People’s Republic of China. Our telephone number is (86) 27- 8757- 0028.

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SUMMARY OF THE OFFERING

This summary relates to the Company Offering and the Selling Shareholder Offering:

Description of Securities Offered

We may offer from time to time shares of our common stock, preferred stock, debt securities, warrants, rights and units that include any of these securities. We will offer securities in amounts, at prices and on terms to be determined at the time of the offering. The aggregate initial offering price of the securities sold under this prospectus will not exceed $150,000,000 (the “Company Offering”).

The selling shareholders who are identified on page 12 of this prospectus are offering up to 5,000,000 shares of our common stock (the “Shares”) for resale (by themselves or their pledges, donees, assigns, transferees or other successors in interest) (the “Selling Shareholder Offering”).

Common Stock Outstanding Before the Offering	32,121,019 shares.
Use of Proceeds

We will receive proceeds from the Company Offering. We plan to use all such proceeds for capital expenditures, possible future acquisitions, and general corporate and working capital purposes. See “Use of Proceeds.”

We will not receive any proceeds of the securities from the Selling Shareholder Offering.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

NASDAQ Capital Market Symbol of Common Stock	CAAS

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Risk Factors

Any investment in our securities involves a high degree of risk. You should carefully consider the risks factors discussed in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 which are incorporated herein by reference in their entirety, any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference, before you make a decision to invest in our company. Our business, financial conditions and results of operations could be materially and adversely affected by many risk factors. Because of the risk factors, actual results might differ significantly from those projected in any forward-looking statements. To the extent that any particular offering of the securities described in this prospectus implicates additional risks, we will include a discussion of those risks in an applicable prospectus supplement.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Three Months Ended March 31,	Fiscal Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges	16.28x	19.08x	17.64x	9.68x	10.66x	18.99x

The ratio of earnings to fixed charges is computed by dividing (i) income before income taxes and equity in earnings of affiliated companies and fixed charges by (ii) fixed charges. Our fixed charges consist of interest expense on indebtedness and the portion of rental expense that we deem to be representative of the interest factor of rental payments.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus, including the sections titled “Prospectus Summary” and “Risk Factors,” contains forward-looking statements. Forward-looking statements convey our current expectations or forecasts of future events. All statements contained in this prospectus other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “could,” “would,” “anticipate” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

You should not rely on forward-looking statements as predictions of future events or results. Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. They may be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. In evaluating these statements, you should consider various factors, including the risks described in or incorporated by reference into this prospectus under “Risk Factors” and elsewhere. These factors may cause our actual results to differ materially from any forward-looking statement. In addition, new factors emerge from time to time and it is not possible for us to predict all factors that may cause actual results to differ materially from those contained in any forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

As described in “Documents Incorporated by Reference” below, certain documents filed by us in the future with the SEC are automatically deemed to be incorporated by reference into this prospectus. Such documents may include forward-looking statements. To the extent they do, the previous three paragraphs apply to such forward-looking statements as well, except that such other documents’ forward-looking statements shall be deemed to speak only as of the filing date of the applicable other document.

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Use of Proceeds

With respect to the Company Offering, we will retain broad discretion over the use of net proceeds to us from the sale of our securities offered hereby.  Unless we state otherwise in any accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered pursuant to the Company Offering by this prospectus for capital expenditures, possible future acquisitions, and general corporate and working capital purposes.

We will not receive any proceeds of the sale of common stock from the Selling Shareholder Offering.

Description of Common Stock

We are authorized to issue 80,000,000 shares of common stock of $0.0001 par value per share. As of March 31, 2015, there were 32,121,019 shares of our common stock issued and outstanding.

General

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available therefore subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock (if any). Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities. All of the outstanding shares of common stock are fully paid and non-assessable.

Dividends

On May 27, 2014, the Company announced the payment of a special cash dividend of $0.18 per common share to the Company’s shareholders of record as of the close of business on June 26, 2014. The Company does not anticipate paying any other cash dividends in the foreseeable future. The Company currently intends to retain future earnings, if any, to finance operations and the expansion of its business. Any future determination to pay cash dividends will be at the discretion of the Company’s board of directors and will be based upon the Company’s financial condition, operating results, capital requirements, plans for expansion, restrictions imposed by any financing arrangements and any other factors that the Company’s board of directors deems relevant.

Transfer Agent

The transfer agent and registrar for our common stock is Securities Transfer Corporation.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “CAAS.”

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law.  In general, this section prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless:

•	before the date on which the stockholder became an interested stockholder, the corporation’s board of directors approved either the business combination or the transaction in which the person became an interested stockholder;

•	the stockholder acquires more than 85% of the outstanding voting stock of the corporation, excluding shares held by directors who are officers or held in certain employee stock plans, upon consummation of the transaction in which the stockholder becomes an interested stockholder; or

•	the business combination is approved by the board of directors and by two-thirds of the outstanding voting stock of the corporation that is not held by the interested stockholder, at a meeting of the stockholders held on or after the date of the business combination.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

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•	any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

•	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). There are no specific provisions relating to indemnification of directors and officers in our certificate of incorporation or bylaws.

Description of Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock of $0.0001 par value per share. As of March 31, 2015, there were no shares of our preferred stock issued or outstanding. We may amend from time to time our certificate of incorporation to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of our shares entitled to vote.

General

The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the purchase price of the preferred stock;

•	the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion, redemption or exchange provisions of the preferred stock;

•	the voting rights, if any, of the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

You should refer to the certificate of designations establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with any offering of preferred stock.

Each prospectus supplement relating to a series of preferred stock may describe certain U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of preferred stock.

Dividends

The preferred stock will be preferred over the common stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation) on the common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to receive dividends when, as and if declared by our board of directors or, if dividends are cumulative, full cumulative dividends for the current and all prior dividend periods. The Company has never paid preferred stock or common stock cash dividends. We currently intend to retain earnings, if any, to fund the development and growth of our business. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

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Description of Debt Securities

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;

•	whether or not such debt securities are guaranteed;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	any restrictions our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

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•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the denominations in which we will issue the series of debt securities;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Description of Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

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General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

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If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Description of Rights

We may issue rights to purchase our common stock, preferred stock or debt securities, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;

•	the securities for which such rights are exercisable;

•	the exercise price for such rights;

•	the date of determining the security holders entitled to the rights distribution;

•	the number of such rights issued to each security holder;

•	the extent to which such rights are transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the conditions to completion of the rights offering;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

•	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of common stock, preferred stock or debt securities, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock and/or preferred stock and/or the debt securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

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Description of Units

As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants or rights for the purchase of common stock, preferred stock and/or the debt securities in any combination. The applicable prospectus supplement will describe:

•	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

•	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

Selling Shareholders

The Shares being offered for resale by the selling shareholders are issued and outstanding and are beneficially owned by the selling shareholders.

The table below lists the selling shareholders and other information regarding the beneficial ownership of shares of common stock by each selling shareholder as of March 31, 2015, and the Shares being offered by this prospectus by each selling shareholder.

The selling shareholders may sell all, some or none of their Shares in the Selling Shareholder Offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Percentage of Class	Maximum Number of Shares to be Sold Pursuant to The Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering (6)	Percentage of Class (6)
Hanlin Chen (1)	17,849,014 (4)	55.57%	5,000,000 (5)	12,849,014	40.00%
Li Ping Xie (2)	17,849,014 (4)	55.57%	5,000,000 (5)	12,849,014	40.00%
Wiselink Holdings Limited (3)	3,023,542	9.41%	1,000,000	2,023,542	6.30%

(1)	Mr. Hanlin Chen is the Chairman and a Director of the Company.
(2)	Ms. Li Ping Xie is the wife of Mr. Hanlin Chen.
(3)	Wiselink Holdings Limited is a company controlled by Mr. Hanlin Chen.
(4)	Includes 13,322,547 shares directly owned by Mr. Hanlin Chen; 1,502,925 shares directly owned by Ms. Li Ping Xie; and 3,023,542 shares directly owned by Wiselink Holdings Limited.
(5)	Includes 3,000,000 Shares directly owned by Mr. Hanlin Chen; 1,000,000 Shares directly owned by Ms. Li Ping Xie; and 1,000,000 Shares directly owned by Wiselink Holdings Limited.
(6)	Assuming that the selling shareholders sell the maximum number of Shares pursuant to this prospectus.

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Plan of Distribution

The Company Offering

Pursuant to General Instruction I.B.6. of Form S-3, under the Company Offering, we are permitted to utilize the registration statement of which this prospectus forms a part to sell a maximum amount of common stock equal to one-third of the aggregate market value of the outstanding voting and non-voting common equity held by our non-affiliates in any 12-month period.  We may, from time to time, offer the common stock registered hereby up to this maximum amount.

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise, or (v) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in any prospectus supplement are underwriters of the securities offered by such prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In compliance with FINRA guidelines, the aggregate maximum fees or other items of value to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

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Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

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Loans of Securities

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

The Selling Shareholder Offering

We are registering the Shares which are issued and outstanding and are beneficially held by the selling shareholders identified in this prospectus for offer to resale. We will not receive any of the proceeds from such resale by the selling shareholders. We will bear all fees and expenses incident to our obligation to register the Shares under the Selling Shareholder Offering.

The selling shareholders may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares or other security at a stipulated price per share or per unit;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling the Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The selling shareholders may also sell the Shares short and deliver Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge Shares to broker-dealers that in turn may sell such shares.

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The selling shareholders may pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed to set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholders will sell any or all of the Shares registered pursuant to the registration statement of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of Shares to engage in market-making activities with respect to shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We will pay all expenses of the registration of the Shares, estimated to be $65,240 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholders will pay all underwriting discounts and selling commissions, if any, in connection with any underwritten offering of Shares by the selling shareholders. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by Winston & Strawn LLP, New York, New York.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. We also file periodic and current reports pursuant to the Exchange Act, proxy statements and other information with the SEC. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the shares being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto, and the documents incorporated by reference in this prospectus and the registration statement.

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You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part, as well as our periodic and current reports filed pursuant to the Exchange Act, proxy statements and other information, at the SEC’s Internet web site.

We maintain an Internet web site at www.caasauto.com. We have not incorporated by reference into this prospectus the information on our web site, and you should not consider it to be a part of this prospectus.

Documents Incorporated by Reference

The following documents filed by us with the SEC are incorporated into this prospectus by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015;

•	our proxy statement filed pursuant to Section 14(a) of the Exchange Act for the annual meeting of stockholders for the year 2014; and

•	the description of the our common stock contained in the Registration Statement on Form 10-SB filed by our predecessor, Visions-In-Glass, Inc., with the SEC under Section 12 of the Exchange Act on August 27, 2001, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the termination of this offering shall be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of all or any of the documents that have been incorporated herein by reference, but are not delivered with this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests for such copies should be directed to:

China Automotive Systems, Inc.
No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City
Hubei Province
People’s Republic of China
Attn: Jie Li

* * *

You may rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of securities means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy securities in any circumstances under which the offer or solicitation is unlawful.

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts other than the SEC registration fee are estimates.

Amount to be paid
SEC registration fee	$23,240
Legal fees and expenses	$20,000
Accounting fees and expenses	$15,000
Printing and engraving expenses	$5,000
Miscellaneous	$2,000
Total	$65,240

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. There are no specific provisions relating to indemnification of directors and officers in our certificate of incorporation or bylaws.

Item 16. Exhibits

Exhibit	Description

1.1*	Form of Underwriting Agreement.

4.1	Certificate of Incorporation of Visions-In-Glass, Inc., now known as China Automotive Systems, Inc. (Incorporated by reference to Exhibit 3(i) to the Registration Statement on Form 10-SB filed by us with the Commission on August 27, 2001).

4.1.1	Certificate of Amendment to Certificate of Incorporation, filed May 19, 2003 (Incorporated by reference to Exhibit 4.1.1 to the Registration Statement on Form S-3 (file no. 333-133331) filed by us with the Commission on April 17, 2006).

4.1.2**	Specimen Stock Certificate for Common Stock.

4.2	Bylaws (Incorporated by reference to Exhibit 3(ii) to the Registration Statement on Form 10-SB filed by us with the Commission on August 27, 2001).

4.3*	Form of Stock Certificate for Preferred Stock.

4.4.1	Form of Senior Indenture (filed herewith).

4.4.2	Form of Subordinated Indenture (filed herewith).

4.5*	Form of Warrant Agreement, including form of Warrant.

4.6*	Form of Rights Certificate.

4.7*	Form of Pledge Agreement.

4.8*	Form of Unit Agreement.

5.1	Opinion of Winston & Strawn LLP (filed herewith).

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12.1	Computation of Ratio of Earnings to Fixed Charges (filed herewith).

23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on Signature Page).

25.1***	Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any indenture constituting Exhibit 4.4.1 or Exhibit 4.4.2 hereto.

*	To be filed, if applicable, by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
**	Previously filed.
***	To be filed separately under the electronic form type 305B2, if applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)	That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue; and

(8)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hubei, People’s Republic of China, on May 22, 2015.

CHINA AUTOMOTIVE SYSTEMS, INC.

By:	/s/ Hanlin Chen
Hanlin Chen
Chairman

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Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Dated: May 22, 2015		/s/ Hanlin Chen
	Name:	Hanlin Chen
	Title:	Chairman and Director

Dated: May 22, 2015		*
	Name:	Qizhou Wu
	Title:	Chief Executive Officer, President and Director

Dated: May 22, 2015		/s/ Jie Li
	Name:	Jie Li
	Title:	Chief Financial Officer

Dated: May 22, 2015		*
	Name:	Daming Hu
	Title:	Chief Accounting Officer

Dated: May 22, 2015		*
	Name:	Robert Tung
	Title:	Director

Dated: May 22, 2015		*
	Name:	Guangxun Xu
	Title:	Director

Dated: May 22, 2015		*
	Name:	Arthur Wong
	Title:	Director

*	By:	/s/ Jie Li
Jie Li
Attorney-in-fact

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Exhibit Index

Exhibit	Description

1.1*	Form of Underwriting Agreement.

4.1	Certificate of Incorporation of Visions-In-Glass, Inc., now known as China Automotive Systems, Inc. (Incorporated by reference to Exhibit 3(i) to the Registration Statement on Form 10-SB filed by us with the Commission on August 27, 2001).

4.1.1	Certificate of Amendment to Certificate of Incorporation, filed May 19, 2003 (Incorporated by reference to Exhibit 4.1.1 to the Registration Statement on Form S-3 (file no. 333-133331) filed by us with the Commission on April 17, 2006).

4.1.2**	Specimen Stock Certificate for Common Stock.

4.2	Bylaws (Incorporated by reference to Exhibit 3(ii) to the Registration Statement on Form 10-SB filed by us with the Commission on August 27, 2001).

4.3*	Form of Stock Certificate for Preferred Stock.

4.4.1	Form of Senior Indenture (filed herewith).

4.4.2	Form of Subordinated Indenture (filed herewith).

4.5*	Form of Warrant Agreement, including form of Warrant.

4.6*	Form of Rights Certificate.

4.7*	Form of Pledge Agreement.

4.8*	Form of Unit Agreement.

5.1	Opinion of Winston & Strawn LLP (filed herewith).

12.1	Computation of Ratio of Earnings to Fixed Charges (filed herewith).

23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on Signature Page).

25.1***	Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any indenture constituting Exhibit 4.4.1 or Exhibit 4.4.2 hereto.

*	To be filed, if applicable, by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
**	Previously filed.
***	To be filed separately under the electronic form type 305B2, if applicable.

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